Exhibit 3.48

W. Fox McKeithen Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)
Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us

STATE OF	Ohio	Check one:	☒ Business ☐ Nonprofit

PARISH/COUNTY OF	Cuyahoga

1. The name of this limited liability company is :	Jalou Diamond, L.L.C.	FOX McKEITHEN
SECRETARY OF STATE
2. This company is formed for the purpose of: (check one)	RECEIVED & FILED
DATE MAY 24 2002
☒	Engaging in any lawful activity for which limited liability companies may be formed.

☐
(use for limiting activity)

3. The duration of this limited liability company is : (may be perpetual) perpetual

4. Other provisions:

Signatures:

/s/ Stanley R. Gorom III
Stanley R. Gorom III, Incorporator

Sworn to and subscribe before me, the undersigned Notary Public, on this date:	5/23/02

/s/ Jennifer L. Garberich
Notary
Jennifer L. Garberich
Commission Expires 4/8/07